SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2012

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200, Ann Arbor, Michigan 48108

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

Jeffrey Riley, the Chairman, Chief Executive Officer and President of Synthetic Biologics, Inc. (“Synthetic” or the “Company”), will be making several investor presentations during the next several weeks, the first of which will be on April 24, 2012. In connection with the presentations, Mr. Riley intends to discuss the slide presentation furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.

The slide presentation attached as Exhibit 99.1 to this Report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation are “forward-looking” rather than historical.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The Company undertakes no duty or obligation to update or revise information included in this Report or the Exhibit.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Presentation materials to be provided at the Synthetic Biologics, Inc.’s investor presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: April 24, 2012	By: /s/ Jeffrey Riley
Name: Jeffrey Riley
Title: Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation materials to be used at Synthetic Biologics, Inc.’s investor presentations.